UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2005

CWABS, Inc. (as depositor under an Indenture, dated as of May 27, providing for, inter alia, the issuance of Encore Credit Receivables Trust 2005-2, Asset-Backed Notes, Series 2005-2)

CWABS, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-118926	95-4596514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
For a description of the Notes and the Mortgage Pool, refer to the Indenture.
Item 9.01	Financial Statements and Exhibits.
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits:

Exhibit No.	Description
3.1

Amended and Restated Trust Agreement, dated as of May 27, 2005, among CWABS, Inc., as Depositor, Wilmington Trust Company, as Owner Trustee and The Bank of New York, as Certificate Registrar and Certificate Paying Agent, Collateralized Asset-Backed Notes, Series 2005-2.

Exhibit No.	Description
4.1	Indenture, dated as of May 27, 2005, between Encore Credit Receivables 2005-2 as Issuer and The Bank of New York, as Indenture Trustee, Asset-Backed Notes, Series 2005-2.
Exhibit No.	Description
99.1

Servicing Agreement, dated as of May 27, 2005, between Countrywide Home Loan Servicing, LP, as Master Servicer, Encore Credit Receivables Trust 2005-2, as Issuer and The Bank of New York, as Indenture Trustee, Asset-Backed Notes, Series 2005-2.

99.2	Servicing Agreement, dated as of May 27, 2005, between CWABS, Inc., as Owner, and ECC Capital Corporation, as Servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

CWABS, INC.

By:	/s/ Ruben Avilez
Name:	Ruben Avilez
Title:	Vice President

Dated: June 13, 2005

EXHIBIT INDEX

Exhibit Number	Sequentially Numbered Description
3.1

Amended and Restated Trust Agreement, dated as of May 27, 2005, among CWABS, Inc., as Depositor, Wilmington Trust Company, as Owner Trustee and The Bank of New York, as Certificate Registrar and Certificate Paying Agent, Collateralized Asset-Backed Notes, Series 2005-2.

4.1

Indenture, dated as of May 27, 2005, between Encore Credit Receivables Trust 2005-2 as Issuer and The Bank of New York, as Indenture Trustee, Asset-Backed Notes, Series 2005-2. [(In accordance with Rule 202 of Regulation S-T, Exhibit B, the Mortgage Loan Schedule, is being filed in paper pursuant to a continuing hardship exemption.)]

99.1

Servicing Agreement, dated as of May 27, 2005, between Countrywide Home Loan Servicing, LP, as Master Servicer, Encore Credit Receivables Trust 2005-2, as Issuer and The Bank of New York, as Indenture Trustee, Asset-Backed Notes, Series 2005-2.

99.2	Servicing Agreement, dated as of May 27, 2005, between CWABS, Inc., as Owner, and ECC Capital Corporation, as Servicer.